Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Modular Medical, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable upon exercise of the Warrants	(1)	Other	108,372	$2.2750	$246,546.30	0.0001381	$34.05
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable upon exercise of the Underwriter Warrants	(2)	Other	32,655	2.2750	74,290.13	0.0001381	10.26
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	(3)	Other	52,000	$2.2750	$118,300.00	0.0001381	$16.34

Total Offering Amounts:							$439,136.43		60.65
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$60.65

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Offering Note(s)

(1)	The shares of common stock of Modular Medical, Inc. (the “Registrant”) will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

This registration statement registers the resale by the selling stockholders of up to an aggregate of 193,037 shares of the Registrant’s common stock, par value $0.001 per share, consisting of (a) 108,412 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock, pursuant to Warrant Inducement Letter Agreements, dated September 22, 2025; (b) 32,655 shares of common stock issuable upon the exercise of underwriter’s warrants to purchase shares of common stock, pursuant to the Underwriting Agreement, dated December 10, 2025; and (c) 52,000 shares of common stock issued to two service provides to the Registrant.

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices for a share of common stock as reported on the Nasdaq Capital Market on August 3, 2026, which date is a date within five business days of the filing of the registration statement for the registration of the securities listed in the table above.
(2)	The shares of common stock of Modular Medical, Inc. (the “Registrant”) will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

This registration statement registers the resale by the selling stockholders of up to an aggregate of 193,037 shares of the Registrant’s common stock, par value $0.001 per share, consisting of (a) 108,412 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock, pursuant to Warrant Inducement Letter Agreements, dated September 22, 2025; (b) 32,655 shares of common stock issuable upon the exercise of underwriter’s warrants to purchase shares of common stock, pursuant to the Underwriting Agreement, dated December 10, 2025; and (c) 52,000 shares of common stock issued to two service provides to the Registrant.

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices for a share of common stock as reported on the Nasdaq Capital Market on August 3, 2026, which date is a date within five business days of the filing of the registration statement for the registration of the securities listed in the table above.
(3)	The shares of common stock of Modular Medical, Inc. (the “Registrant”) will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

This registration statement registers the resale by the selling stockholders of up to an aggregate of 193,037 shares of the Registrant’s common stock, par value $0.001 per share, consisting of (a) 108,412 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock, pursuant to Warrant Inducement Letter Agreements, dated September 22, 2025; (b) 32,655 shares of common stock issuable upon the exercise of underwriter’s warrants to purchase shares of common stock, pursuant to the Underwriting Agreement, dated December 10, 2025; and (c) 52,000 shares of common stock issued to two service provides to the Registrant.

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices for a share of common stock as reported on the Nasdaq Capital Market on August 3, 2026, which date is a date within five business days of the filing of the registration statement for the registration of the securities listed in the table above.